Exhibit 23.2 - Consent of accountants for use of their report

To the Board of Directors
Deli Solar (USA), Inc. and Subsidiaries


                       Consent of Independent Accountants
                     Deli Solar (USA), Inc. and Subsidiaries
                          Audited Financial Statements
                           December 31, 2003 and 2004


      We consent to the incorporation in the Registration Statement on Form SB-2/A for Deli Solar (USA), Inc. and its subsidiaries of our report dated March 22, 2005 on our audits of the financial statements of Bazhou Deli Solar Energy Heating Co., Ltd. as of December 31, 2003 and 2004 and for the years then ended, which report is incorporated in the Form SB-2/A.

/s/ Child, Sullivan & Company
____________________________________________________
Child, Sullivan & Company
Kaysville, Utah

January 25, 2006